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                                                                   Exhibit 10.35


                       THIRD AMENDMENT TO CREDIT AGREEMENT


      THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 29, 2004, by and between FAIR ISAAC CORPORATION (FORMERLY KNOWN AS FAIR, ISAAC AND COMPANY, INCORPORATED), a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of November 1, 2002, as amended from time to time ("Credit Agreement").

      WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

      1. Section 4.8 is hereby deleted in its entirety, without substitution.

      2. Section 4.9 (a) is hereby deleted in its entirety, and the following substituted therefor:

                  "(a) Total Funded Debt to EBITDA not greater than 2.0 to 1.0 as of each fiscal quarter end, determined on a rolling four-quarter basis, with "Funded Debt" defined as the sum of all obligations for borrowed money (including subordinated debt) plus all capital lease obligations, and with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense."

      3. Section 5.7 is hereby deleted in its entirety, without substitution.

      4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                          WELLS FARGO BANK,
FAIR ISAAC CORPORATION                      NATIONAL ASSOCIATION

By:  /s/ CHARLES M. OSBORNE               By:  /s/ DONALD GREEN
    -----------------------                   -----------------
                                                Donald Green
Title:  Chief Financial Officer                 Vice President



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